UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 09, 2023

Flexsteel Industries Inc

(Exact name of Registrant as Specified in Its Charter)

Minnesota	0-5151	42-0442319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

385 BELL STREET
DUBUQUE, Iowa		52001-0877
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 563-556-7730

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FLXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 9, 2023, Mary C. Bottie gave the Board of Directors (the “Board”) of Flexsteel Industries, Inc. (the “Company”) notice that she intends to resign from the Board effective at the conclusion of the Board meeting to be held December 13, 2023. Ms. Bottie has confirmed to the Company’s Board that her resignation is not the result of any disagreement on any matter relating to the Company’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

On October 10, 2023, the Company issued a press release announcing Ms. Bottie’s notice of her intent to resign. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description

99.1 Press Release by Flexsteel Industries, Inc. dated October 10, 2023.

104 Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.

Date:	October 10, 2023	By:	/s/ Derek P. Schmidt
Derek P. Schmidt, Chief Financial Office and Chief Operating Officer